Exhibit 99.1
Alan Cohen
Senior Vice President, Marketing and Public Relations
Office (787) 729-8256 / Cell (787) 685-4229
alan.cohen@firstbankpr.com
FIRST BANCORP ANNOUNCES PAYMENT OF DIVIDENDS
     San Juan, Puerto Rico, April 12, 2006 – First BanCorp (NYSE:FBP) today announced that it has received regulatory approval for the payment of dividends on its Series A through E preferred stock. The corresponding amounts, record dates and payment dates are:

Series	Per/share	Record Date	Payment Date
A	$0.148	April 27, 2006	May 1, 2006
B	$0.173	April 17, 2006	May 1, 2006
C	$0.154	April 17, 2006	May 1, 2006
D	$0.151	April 17, 2006	May 1, 2006
E	$0.145	April 17, 2006	May 1, 2006
     Regulatory approvals are necessary as a result of First BanCorp’s previously-announced agreement with the Board of Governors of the Federal Reserve System and Commissioner of Financial Institutions of the Commonwealth of Puerto Rico.
     “We are pleased that we are still able to pay dividends,” said Luis Beauchamp, First BanCorp President and CEO. “As we execute our day-to-day banking and lending activities and continue implementing our business strategy, we maintain our commitment to shareholders, customers, employees and regulators.”
     As previously announced, First BanCorp is in the process of preparing restated financial statements. First BanCorp still plans to file those financial statements in the summer of 2006. Thereafter, First BanCorp expects to file the 2005 annual report on Form 10-K.

About First BanCorp
     First BanCorp is the parent corporation of FirstBank Puerto Rico, a state chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, formerly UniBank, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 139 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency; First Trade, Inc., a foreign corporation management company; and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange, under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.
Safe Harbor
     This press release may contain certain “forward-looking statements” concerning the Corporation’s economic future performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
     The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made and to advise readers that various factors, including the impact of the consent Orders on the Corporation’s future operations and results, its ability to issue brokered certificates of deposit, its liquidity, the results of the Corporation’s continuing review of the accounting judgments reflected in its historical financial statements, the impact of the announced restatement on the Corporation’s customers and lenders, the ability to fund operations, changes in the interest rate environment, including the impact of such changes on the accounting for interest rate swaps, which could adversely affect FirstBank’s capital status, regional and national economic conditions, competitive and regulatory factors and legislative changes, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected.

     The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.
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